EXHIBIT 99

                         FORM 4 JOINT-FILER INFORMATION


Name:                                ADVANCED TECHNOLOGY VENTURES VII, L.P.
                                     ADVANCED TECHNOLOGY VENTURES VII (B), L.P.
                                     ADVANCED TECHNOLOGY VENTURES VII (C), L.P.
                                     ATV ENTREPRENEURS VII, L.P.

Address:                             Attn:  Michael A. Carusi
                                     1000 Winter Street, Suite 3700
                                     Waltham, MA  02451

Designated Filer:                    ATV Associates VII, L.L.C.

Issuer & Ticker Symbol:              TranS1 Inc. (TSON)

Date of Event Requiring Statement:   October 22, 2007

Each of the following is a Joint Filer with ATV Associates VII, L.L.C. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

ATV Associates VII, L.L.C. ("Associates") is the general partner of each of Advanced Technology Ventures VII, L.P. ("Ventures"), Advanced Technology Ventures VII (B), L.P. ("Ventures B"), Advanced Technology Ventures VII (C), L.P. ("Ventures C"), and ATV Entrepreneurs VII, L.P. ("Entrepreneurs" and collectively with Ventures, Ventures B and Ventures C, the "ATV Funds") and exercises voting and dispositive authority over the shares held by each of the ATV Funds. Voting and dispositive decisions of Associates are made by a board of six managing directors, including Michael A. Carusi, a director of the Issuer. Mr. Carusi has filed separately in his capacity as a director of the Issuer and for his indirect ownership interests therein, and is not a joint filer hereunder.

All Reporting Persons disclaim beneficial ownership of shares of the Issuer held by the ATV Funds, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.


ATTORNEY-IN-FACT FOR REPORTING PERSONS

/s/ Michael A. Carusi
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Michael A. Carusi